                                                                    Exhibit 10.1

                                MASTER AGREEMENT

                                 BY AND BETWEEN

                       ANNUITY AND LIFE REASSURANCE, LTD.

                                       AND

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                          DATED AS OF JANUARY 31, 2005

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                                TABLE OF CONTENTS

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ARTICLE I           DEFINITIONS.......................................................   1
         Section 1.01.     Definitions................................................   1

ARTICLE II          CLOSING; TRANSFER AND ACQUISITION OF ASSETS.......................   5
         Section 2.01.     Time and Location of Closing...............................   5
         Section 2.02.     Consideration..............................................   5
         Section 2.03.     Payment of Consideration...................................   5

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF ALR.............................   5
         Section 3.01.     Organization and Standing..................................   6
         Section 3.02.     Authorization; Enforceable Obligations.....................   6
         Section 3.03.     No Conflict or Violation...................................   6
         Section 3.04.     Consents and Approvals of ALR..............................   6
         Section 3.05.     Actions and Proceedings....................................   7
         Section 3.06.     Compliance with Laws.......................................   7
         Section 3.07.     Reinsurance Agreements.....................................   7
         Section 3.08      Contracts and Other Agreements.............................   7
         Section 3.09      Reserves...................................................   7
         Section 3.10      Accuracy of Information Provided to TOLIC..................   7
         Section 3.11      No Undisclosed Liabilities.................................   8

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF TOLIC...........................   8
         Section 4.01.     Organization and Standing..................................   8
         Section 4.02.     Qualification and Power....................................   8
         Section 4.03.     Authorization; Enforceable Obligations.....................   8
         Section 4.04.     No Conflict or Violation...................................   9
         Section 4.05.     Consents and Approvals of TOLIC............................   9

ARTICLE V           COVENANTS OF THE PARTIES..........................................   9
         Section 5.01.     Disputes...................................................   9
         Section 5.02.     Expenses...................................................   9
         Section 5.03.     Confidentiality............................................   9
         Section 5.04.     Litigation.................................................  10
         Section 5.05.     Books and Records..........................................  10
         Section 5.06.     Post-Closing Access........................................  10
         Section 5.07.     Portfolio Model............................................  10
         Section 5.08.     Post-Closing Reserve Adjustment............................  11
         Section 5.09.     Administration of Reinsurance Agreements...................  11
         Section 5.10.     Specific Performance.......................................  11

ARTICLE VI          CONDITIONS TO CLOSING.............................................  12
         Section 6.01.     Conditions Precedent to the Obligation of ALR to Close.....  12
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         Section 6.02.     Conditions Precedent to the Obligation of TOLIC to Close...  13

ARTICLE VII         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.............  14
         Section 7.01.     Survival of Representations, Warranties and Covenants......  14

ARTICLE VIII        INDEMNIFICATION...................................................  14
         Section 8.01.     Indemnification............................................  14
         Section 8.02.     Procedures for Assertion of Claim..........................  15

ARTICLE IX          ARBITRATION.......................................................  16
         Section 9.01      Scope......................................................  16
         Section 9.02      Good Faith Negotiation.....................................  16
         Section 9.03      Initiation of Arbitration..................................  17
         Section 9.04      Arbitration Panel..........................................  17
         Section 9.05      Procedural Requirements....................................  17
         Section 9.06      Arbitration Award..........................................  18

ARTICLE X           MISCELLANEOUS PROVISIONS..........................................  19
         Section 10.01.    Duty of Cooperation........................................  19
         Section 10.02.    Successors and Assigns.....................................  19
         Section 10.03     Amendment..................................................  19
         Section 10.04.    Governing Law..............................................  19
         Section 10.05.    Notices....................................................  19
         Section 10.06.    Broker Fees................................................  20
         Section 10.07.    Counterparts...............................................  20
         Section 10.08.    Entire Agreement; Merger...................................  20
         Section 10.09.    Exhibits and Schedules.....................................  20
         Section 10.10.    Headings...................................................  20
         Section 10.11.    Severability...............................................  20
         Section 10.12.    No Third Party Beneficiaries...............................  20
         Section 10.13.    Publicity..................................................  21
         Section 10.14.    Offset.....................................................  21
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                                      -ii-

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                                LIST OF EXHIBITS

EXHIBIT A            FORM OF F&G NOVATION AMENDMENT

EXHIBIT B            FORM OF SCOTTISH RE NOVATION AMENDMENT

                                      -iii-

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                                LIST OF SCHEDULES

SCHEDULE 3.07        REINSURANCE TREATIES

                                MASTER AGREEMENT

            THIS MASTER AGREEMENT (the "Agreement") is made to be effective as of December 31, 2004 by and between ANNUITY AND LIFE REASSURANCE, LTD., a Bermuda company ("ALR"), and TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an Iowa stock life insurance company ("TOLIC").

            WHEREAS, ALR reinsures business from Fidelity Guaranty Life Insurance Company under that certain reinsurance agreement with Fidelity Guaranty Life Insurance Company dated October 1, 1999 (the "F&G Reinsurance Agreement");

            WHEREAS, ALR reinsures business from Scottish Re Life Corporation as the present counter-party under certain reinsurance agreements originally with Phoenix Home Life Mutual Insurance Company, American Phoenix Life and Reassurance Company and Phoenix Life and Reassurance Company of New York dated January 1, 1998 (the "Scottish Re Reinsurance Agreements"); and

            WHEREAS, the parties desire to enter into this Agreement in consideration of TOLIC replacing ALR under each of the F&G Reinsurance Agreement and the Scottish Re Reinsurance Agreements pursuant to a novation amendment to each such reinsurance agreement (respectively, the "F&G Novation Amendment" and the "Scottish Re Novation Amendment").

            NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.01. Definitions. In addition to the terms elsewhere defined in this Agreement, the following capitalized terms when used in this Agreement shall have the following meanings:

            "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. "Control" (including the terms or phrases "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise. Control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 50% or more of the voting securities of any other Person.

            "ALR" shall have the meaning set forth in the first paragraph of the Agreement.

            "ALR Extracontractual Liabilities" means all liabilities for consequential, exemplary, punitive or similar extracontractual damages or statutory penalties, whether owing to cedents under the Reinsurance Agreements, Governmental Authorities or any other Person relating to the Reinsurance Agreements, which liabilities arise from any action, act of bad faith, error or omission by ALR or its Representatives, in connection with or relating to (i) ALR's administration of the Reinsurance Agreements, or (ii) ALR's investigation, defense, settlement or handling of any claim under any of the Reinsurance Agreements, in each case excluding any action taken or failure to take an action at the written direction of TOLIC.

            "Ancillary Agreements" means, collectively, the F&G Novation Amendment and the Scottish Re Novation Amendment.

            "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

            "Books and Records" means all policy information, data, records and all policy forms in the possession or control of ALR relating primarily to the Reinsurance Agreements, including, but not limited to, administrative records, claim records, compliance records, policy files, files and records relating to regulatory matters, reinsurance records, and accounting records; provided, however, that if any such records contain information which does not relate to the Reinsurance Agreements, such information shall not constitute "Books and Records" and may be redacted from the "Books and Records" as TOLIC or ALR, as applicable, reasonably deems appropriate. Books and Records shall exclude (a) any original books and records relating to the Excluded Liabilities or required to be retained by Applicable Law; and (b) any records that are subject to attorney-client privilege.

            "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in Bermuda or the State of Iowa are permitted or obligated by law to be closed.

            "Closing" shall have the meaning set forth in Section 2.01.

            "Closing Date" shall have the meaning set forth in Section 2.01.

            "Code" means the Internal Revenue Code of 1986, as amended, and any rules and regulations promulgated thereunder and currently in effect.

            "Confidential Information" shall have the meaning set forth in
Section 5.03.

            "Event of Force Majeure" means any of the following events which causes any party hereto to be unable to perform its obligations under this
Agreement: acts by Governmental Authority, riots, wars, national emergency, hostility, public disturbance, acts of terror, strike, boycott, sanctions, embargo, labor disputes and work stoppages, failure or interruption of transportation or other utilities, epidemic, fire, flood, earthquake, storm, tidal wave or other acts of nature, and all other events beyond the reasonable control of a party, provided always that lack of funds alone shall not be an event beyond a party's reasonable control.

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            "Excluded Liabilities" means (i) any liability under the Reinsurance
Agreements that arises out of claims made (including without limitation claims incurred but not reported) or causes of action occurring prior to December 31, 2004 and (ii) ALR Extracontractual Liabilities.

            "F&G Novation Amendment" shall have the meaning set forth in the Recitals, the form of which is attached as Exhibit A.

            "F&G Reinsurance Agreement" shall have the meaning set forth in the Recitals.

            "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality having jurisdiction over any party hereto.

            "Indemnified Person" shall have the meaning set forth in Section 8.02(a).

            "Indemnifying Person" shall have the meaning set forth in Section 8.02(a).

            "IRS" means the Internal Revenue Service.

            "Knowledge" or "knowledge" means (i) with respect to ALR, the actual knowledge of John Burke, William Mawdsley, Robert Lichten, Martin Berkowitz or John Lockwood or the knowledge and other facts and matters that such individuals should reasonably be expected to discover or otherwise become aware of in the course of their duties as an employee, officer or director of ALR and (ii) with respect to TOLIC, the actual knowledge of Paul Rutledge, Pat Kelleher, Susan Mack or James McArdle or the knowledge and other facts and matters that such individuals should reasonably be expected to discover or otherwise become aware of in the course of their duties as an employee, officer or director of TOLIC.

            "Lien" means any mortgage, lien, pledge, adverse claim (excluding any claims for Policy benefits or rights under the Policies), charge, title defect, security interest, right of offset, contribution, funding obligation or other encumbrance, including any such encumbrance arising by operation of statute or other law, or any interest or title of any vendor, lessor, lender or other secured party with respect to a Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person, or the signing or filing of a financing statement that names such Person as debtor, or the signing of any security agreement authorizing any other Person as the secured party to file any financing statement.

            "Loss" or "Losses" shall have the meaning set forth in Section 8.01(a).

            "Material" or "material" when used to qualify a term or provision of this Agreement (except where a particular level of materiality is specified), shall be judged from the viewpoint of a disinterested, knowledgeable and experienced insurance professional engaged in the management of individual life insurance operations.

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            "Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of the blocks of insurance policies constituting the business ceded to ALR under the Reinsurance Agreements taken as a whole; provided, however, that adverse effects caused primarily by any one or more of the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred: (i) any adverse changes in economic or market conditions, including, without limitation, changes in interest rates or currency valuations; (ii) any adverse change in the life insurance industry or financial services industry generally; (iii) any change in law, rule or regulation, including, without limitation, changes in tax law, accounting rules or reserving requirements; and (iv) any adverse change or effect resulting from the announcement or pendency of the transactions contemplated by this Agreement.

            "Mellon" shall have the meaning set forth in Section 2.03.

            "Permits" means all licenses, permits, orders, approvals, consents, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws, regulations and governmental or regulatory bodies.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, governmental, judicial or regulatory body or other entity.

            "Reinsurance Agreements" shall mean collectively the F&G Reinsurance Agreement and the Scottish Re Reinsurance Agreements.

            "Representatives" means, with respect to any party hereto, its officers, directors, employees, agents and other representatives (including legal counsel, consultants, independent public accountants, actuaries but excluding any Producer).

            "Scottish Re Novation Amendment" shall have the meaning set forth in the Recitals, the form of which is attached as Exhibit B.

            "Scottish Re Reinsurance Agreements" shall have the meaning set forth in the Recitals.

            "Taxes" (or "Tax" as the context may require) means all federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital property taxes and import duties, and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.

            "TOLIC" shall have the meaning set forth in the first paragraph of this Agreement.

            "TOLIC Extracontractual Liabilities" means all liabilities for consequential, exemplary, punitive or similar extracontractual damages or statutory penalties, whether owing to cedents under the Reinsurance Agreements, Governmental Authorities or any other Person relating to the Reinsurance Agreements, which liabilities arise from any action, act of bad faith, error or omission by TOLIC or its Representatives, in connection with or relating to TOLIC's investigation, defense, settlement or handling of any claim under any of the Reinsurance Agreements, in each case excluding any action taken or failure to take an action at the written direction of ALR.

                                   ARTICLE II
                   CLOSING; TRANSFER AND ACQUISITION OF ASSETS

            Section 2.01. Time and Location of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. local time on January 31, 2005 (the "Closing Date"), assuming all of the conditions precedent to closing set forth in Article VI are satisfied or waived, or on such other date as is mutually agreed upon by the parties, acting in good faith to cause the Closing to occur as soon as is reasonably practicable. The Closing shall be held at the offices of TOLIC or such other place agreed to by the parties.

            Section 2.02. Consideration. The consideration to be paid by ALR hereunder shall be $18,500,000, of which $15,050,000 is attributable to the F&G Novation Amendment and $3,450,000 is attributable to the Scottish Re Novation Amendment.

            Section 2.03. Payment of Consideration. On the Closing Date, ALR will cause the assets held in the trust account created under that certain Reinsurance Trust Agreement, dated as of March 15, 2001 by and among Scottish Re Life Corporation (formerly named ERC Life Reinsurance Corporation), ALR and Mellon Bank, N.A ("Mellon") to be released to TOLIC and ALR will transfer to TOLIC an amount equal to $11,000,000 by wire transfer of immediately available funds in U.S. dollars to the bank account or accounts designated in writing by TOLIC. In the event that (x) the market value, as determined by Mellon, of such assets released to TOLIC plus such wire transfer amount is less than (y) the aggregate amount owed by ALR to TOLIC hereunder plus $21,093,509, then ALR shall transfer to TOLIC an amount equal to such difference by wire transfer of immediately available funds in U.S. dollars to the bank account or accounts designated in writing by TOLIC within ten (10) Business Days after the Closing Date. In the event that (x) the market value, as determined by Mellon, of such assets released to TOLIC plus such wire transfer amount is greater than (y) the aggregate amount owed by ALR to TOLIC hereunder plus $21,093,509, then TOLIC shall transfer to ALR an amount equal to such difference by wire transfer of immediately available funds in U.S. dollars to the bank account or accounts designated in writing by ALR within ten (10) Business Days after the Closing Date.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF ALR

            Notwithstanding any independent investigation or verification undertaken by TOLIC or any knowledge of the subject matter of the representations and warranties included in this Section which TOLIC may obtain prior to the Closing Date, ALR, hereby represents and warrants to TOLIC as follows:

            Section 3.01. Organization and Standing.

            (a) ALR is a corporation duly incorporated, validly existing and in good standing under the laws of Bermuda and has all requisite power and authority to own, lease and operate the assets, properties and business relating to F&G Reinsurance Agreement and the Scottish Re Reinsurance Agreements.

            (b) ALR has all of the necessary licenses, permits and authorities under Applicable Law to conduct its business in the states and other jurisdictions where it conducts such business.

            Section 3.02. Authorization; Enforceable Obligations. ALR has all requisite power and authority to enter into this Agreement and the Ancillary Agreements and has all requisite power and authority to perform its obligations hereunder and thereunder. The execution and delivery by ALR of this Agreement and the Ancillary Agreements, and the performance by ALR of its obligations hereunder and thereunder have been duly authorized, and no other acts or proceedings on the part of ALR are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements. This Agreement has been, and on or prior to the Closing Date, the Ancillary Agreements will be, duly executed and delivered by ALR. Assuming the execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto, this Agreement is, and the Ancillary Agreements will be legal, valid and binding obligations of ALR, enforceable against ALR in accordance with their terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium, or any other similar laws affecting generally the enforcement of creditors' rights as from time to time are in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 3.03. No Conflict or Violation. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby by ALR, and the fulfillment of and compliance with the terms and provisions hereof and thereof by ALR will not (i) violate any law, regulation, ordinance or judicial or administrative order, writ, award, judgment, injunction or decree applicable to ALR or its properties or assets; (ii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any agreement or other instrument to which ALR is a party or by which it is bound or by which any of its properties or assets may be affected; or (iii) result in the creation of any Lien, charge or encumbrance upon assets or properties of ALR under any such indenture, agreement or instrument.

            Section 3.04. Consents and Approvals of ALR. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require ALR to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person other than consents and approvals that have already been obtained by ALR, filings that have already been made by ALR and notices that have already been provided by ALR.

            Section 3.05. Actions and Proceedings. There are no (i) outstanding orders, decrees or judgments by or with any Governmental Authority or arbitration tribunal against or affecting ALR that, individually or in the aggregate, have a Material Adverse Effect or materially affect the ability of ALR to perform its obligations hereunder or (ii) pending or, to the Knowledge of ALR, threatened litigation, action, suits, claims or legal, administrative or arbitration proceedings pending against ALR that have a Material Adverse Effect or, if determined adversely, are likely, individually or in the aggregate, to have a Material Adverse Effect or materially affect the ability of ALR to perform its obligations hereunder.

            Section 3.06. Compliance with Laws. ALR is not in violation of any order, judgment, injunction, award or decree applicable to the Reinsurance Agreements which violation has or is likely to have a Material Adverse Effect. To the Knowledge of ALR, ALR is not in violation of or under investigation with respect to, and has not been charged with or given notice of any violation of, any federal, state or local law, ordinance or regulation or any other requirement of any Governmental Authority or arbitrator applicable to the Reinsurance Agreements which violation has or is likely to have a Material Adverse Effect, and, to its Knowledge, ALR has not received notice that any such violation is being alleged.

            Section 3.07. Reinsurance Agreements. Attached as Schedule 3.07 are true, complete and correct copies of the Reinsurance Agreements and all amendments thereto.

            Section 3.08 Contracts and Other Agreements. There are no contracts, reinsurance or retrocession contracts, or other agreements, commitments or binding arrangements to which ALR is a party or by which ALR is bound and which are materially related to the Reinsurance Agreements.

            Section 3.09 Reserves.

            (a) To the Knowledge of ALR, there are no deficiencies with the reserves applicable to the business ceded under the Reinsurance Agreements.

            (b) Notwithstanding the foregoing, TOLIC acknowledges and agrees that by ALR making the foregoing representations and warranties, ALR is not representing or warranting that the reserves referred to herein, elsewhere in the Agreement or in any financial statement, report or document prepared by ALR and delivered to TOLIC, have been or will be sufficient or adequate for the purposes for which they were established.

            Section 3.10 Accuracy of Information Provided to TOLIC. To the Knowledge of ALR, all information, accounts, financial statements and other documents provided by ALR to TOLIC in connection with the examination of the Reinsurance Agreements by TOLIC are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact and do not omit a material fact necessary to make the statements or facts contained therein taken as a whole not misleading.

            Section 3.11 No Undisclosed Liabilities. As of the date of execution of this Agreement and as of the Closing Date, except as disclosed in this Agreement or on a Schedule hereto and except for those incurred in the ordinary course of business consistent with past practice, there is no liability or obligation that, either individually or in the aggregate, would have a Material Adverse Effect. ALR, to its Knowledge, does not have any indebtedness or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, which, either individually or in the aggregate, would have a Material Adverse Effect.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF TOLIC

            Notwithstanding any independent investigation or verification undertaken by ALR or any knowledge of the subject matter of the representations and warranties included in this Section which ALR may obtain prior to the Closing Date TOLIC hereby represents and warrants to ALR as follows:

            Section 4.01. Organization and Standing. TOLIC is a stock life insurance company duly incorporated, validly existing and in good standing under the insurance laws of the State of Iowa and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted.

            Section 4.02. Qualification and Power. TOLIC is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary because of (i) the nature of its business or of the properties owned, leased or operated by it and (ii) the transactions contemplated by this Agreement.

            Section 4.03. Authorization; Enforceable Obligations.TOLIC has all requisite power and authority to enter into this Agreement and the Ancillary Agreements and has all requisite power and authority to perform its obligations hereunder and thereunder. The execution and delivery by TOLIC of this Agreement and the Ancillary Agreements, and the performance by TOLIC of its obligations hereunder and thereunder, have been duly authorized, and no other acts or proceedings on the part of TOLIC are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements. This Agreement has been, and the Ancillary Agreements will be duly executed and delivered by TOLIC. Assuming the execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto, this Agreement is, and the Ancillary Agreements will be legal, valid and binding obligations of TOLIC, enforceable against TOLIC in accordance with their terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium, or any other similar laws affecting generally the enforcement of creditors' rights as from time to time are in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 4.04. No Conflict or Violation. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby by TOLIC, and the fulfillment of and compliance with the terms and provisions hereof by TOLIC will not; (i) violate any provision of TOLIC's charter, bylaws or other organizational documents; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any indenture, contract or other agreement or instrument to which TOLIC is a party or by or to which it or any of its assets or properties may be bound or subject; (iii) violate any law, regulation, ordinance or judicial or administrative order, writ, award, judgment, injunction or decree applicable to TOLIC or its properties or assets;
(iv) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture, contract or other agreement or instrument to which TOLIC is a party or by which it is bound or by which any of its properties or assets may be affected; or (v) result in the creation of any Lien, charge or encumbrance upon any of the assets or properties of TOLIC under any such indenture, agreement or instrument.

            Section 4.05. Consents and Approvals of TOLIC. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof, do not require TOLIC to obtain any consent, approval authorization, order, ruling or action of, or to make any filing or registration with or give any notice to, any Person.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

            Section 5.01. Disputes. All disputes or differences among or between TOLIC and ALR which arise under or are related to this Agreement and the Ancillary Agreements upon which an amicable resolution cannot be reached shall be submitted to arbitration in accordance with Article IX.

            Section 5.02. Expenses. Except as otherwise provided in this Agreement or any Ancillary Agreement, the parties shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the Ancillary Agreements related hereto and the transactions contemplated hereby and thereby.

            Section 5.03. Confidentiality.

            (a) ALR and TOLIC may come into possession or knowledge of Confidential Information of the other in connection with the obligations to be performed by each under this Agreement. ALR and TOLIC agree to hold such Confidential Information in strictest confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed by any means by each of them or by any of their Representatives to third parties, except in respect of filings required to be made with the Securities and Exchange Commission and as may be authorized in advance by the disclosing party and in compliance with all Applicable Laws, and then only to third parties who have agreed to keep such Confidential Information confidential in writing. ALR and TOLIC further agree not to use any such Confidential Information of the other for their own benefit or the benefit of any other Person, or for any purpose whatsoever other than the transactions contemplated by this Agreement. "Confidential Information" means any information which (i) is not generally available to the public, or (ii) has not been lawfully obtained by the parties prior to the date of disclosure to it by the other. The provisions of the previous confidentiality agreement between the parties shall remain in full force and effect.

            (b) In the event that either party is required by legal process, law or regulation to disclose any portion of the Confidential Information provided to it, such party shall provide the other with prompt written notice of such requirement as far in advance of the proposed disclosure as possible so that the other party (at its expense) may either seek a protective order or other appropriate remedy which is necessary to protect its interests or waive compliance with the non-disclosure provisions of this Agreement to the extent necessary (provided that one or the other is done). The party under the disclosure obligation shall cooperate in all reasonable respects with the party seeking to prevent or limit disclosure and, in the event a protective order or other remedy is not obtained will limit the disclosure to the information actually required to be disclosed.

            Section 5.04. Litigation. In the event any court of competent jurisdiction shall enjoin or otherwise order or decree (preliminarily or otherwise) either party not to perform any or all of its obligations incurred under this Agreement, for however long as such injunction, order or decree shall be outstanding, the other party shall be absolutely relieved from performing any obligation incurred hereunder to the extent that such performance would result in a violation of any such injunction, order or decree; provided that the parties shall use their commercially reasonable efforts to have any such injunction, order or decree dissolved and set aside; and provided further that neither TOLIC nor ALR shall initiate or bring any such action.

            Section 5.05. Books and Records. On and after the Closing Date, ALR shall deliver to TOLIC a copy of any Books and Records reasonably requested by TOLIC.

            Section 5.06. Post-Closing Access. After the Closing Date, each party shall permit the other party access, during normal business hours and upon reasonable prior notice, to all books and records of the other party as are reasonably necessary (a) to permit ALR or TOLIC, as the case may be, to respond to or comply with requests for information by Governmental Authorities financial auditors or tax auditors, to defend lawsuits or for other reasonable purposes, including, without limitation, for ALR to meet its obligations with respect to Excluded Liabilities, (b) to enable ALR or TOLIC to meet its Tax obligations, or
(c) to perform its obligations under this Agreement or the Ancillary Agreements. For this purpose, either party may, at its own expense, make extracts from, and copies of, the books and records through the use of its own facilities and personnel and through reasonable use of the other party's facilities and personnel. Each party shall abide by all rules of conduct applicable to any other party's facility to which it is granted access.

            Section 5.07. Portfolio Model. Not later than 15 days after the Closing Date, TOLIC shall validate the accuracy of the portfolio models used by ALR as to the Reinsurance Agreements against internally developed TOLIC models based upon and subject to the same assumptions as those used by ALR. In the event of any dispute between TOLIC and ALR as to the validation of the portfolio models, then, notwithstanding the provisions of Article IX, such dispute shall be submitted to an independent qualified actuary who is both (i) a Fellow of the Society of Actuaries and (ii) a Milliman consultant or employee for adjudication, whose determination shall be final, binding and conclusive as to the parties. Any material difference (i.e. greater than two percent (2%) of transferred reserves) in the reserves required based on future TOLIC models shall be payable to TOLIC by ALR within thirty (30) days after notice of such difference is received by ALR.

            Section 5.08. Post-Closing Reserve Adjustment. The parties acknowledge that the reserves transferred in conjunction with the F&G Novation Amendment and the Scottish Re Novation Amendment (the "Estimated Reserves") were estimated based on models and data provided by ALR. Not later than March 31, 2005, TOLIC shall calculate and advise ALR of the actual amount of reserves that existed at December 31, 2004 based on actual fourth quarter 2004 financial results ("Actual Reserves"). In the event that the Actual Reserves are greater than the Estimated Reserves, then ALR shall pay TOLIC the difference within ten
(10) Business Days of ALR's receipt of notice of the amount of Actual Reserves. In the event that the Estimated Reserves are greater than the Actual Reserves, then TOLIC shall pay ALR the difference within ten (10) Business Days of TOLIC's computation of the amount of Actual Reserves. In the event of any dispute between TOLIC and ALR as to the Actual Reserves, then, notwithstanding the provisions of Article IX, such dispute shall be submitted to an independent qualified actuary who is both (i) a Fellow of the Society of Actuaries and (ii) a Milliman consultant or employee for adjudication, whose determination shall be final, binding and conclusive as to the parties.

            Section 5.09. Administration of Reinsurance Agreements. The parties acknowledge that the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements is conditioned on whether TOLIC, in its sole discretion, is able to assure that Sarbanes-Oxley clearance by its Steering Committee is granted with respect to the Reinsurance Agreements so as to allow access to adequate and sufficient data for purposes of life reinsurance administration. TOLIC will make such determination and communicate same to ALR within thirty (30) days following the Closing Date. In the event that TOLIC is unable to assure that Sarbanes-Oxley clearance by its Steering Committee is granted with respect to the Reinsurance Agreements so as to allow access to adequate and sufficient data for purposes of life reinsurance administration, then the parties shall take all steps to unwind the transactions contemplated by this Agreement and the Ancillary Agreements.

            Section 5.10. Specific Performance. Notwithstanding anything to the contrary in Article IX, each party acknowledges and agrees that in the event of any breach of Section 5.03 of this Agreement the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties will (a) waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

            Section 6.01. Conditions Precedent to the Obligation of ALR to Close. The obligation of ALR to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions. ALR may waive in writing any or all of these conditions, in whole or in part, but no waiver of a condition will constitute a waiver by ALR of any other condition.

            (a) Representations and Covenants. The representations and warranties of TOLIC contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects as of such date or period. TOLIC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by TOLIC on or prior to the Closing Date.

            (b) No Prohibition or Event of Force Majeure. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the Knowledge of any party, any pending or threatened action by any Governmental Authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby. An Event of Force Majeure shall not have occurred and be continuing.

            (c) Governmental and Regulatory Approvals. All required regulatory approvals shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to ALR. There shall not have been any action taken by any Governmental Authority prohibiting or making illegal the transactions contemplated hereby.

            (d) Resolutions and Certificates. ALR shall have received true and correct copies of resolutions authorizing the execution, delivery and performance of this Agreement and any Ancillary Agreement by TOLIC, certified by the Secretary or Assistant Secretary of TOLIC.

            (e) Other Agreements. Each of the Ancillary Agreements and instruments contemplated hereby this Agreement and the Ancillary Agreement shall have been duly executed and delivered by the appropriate party on the Closing Date, and such Ancillary Agreements and instruments shall be in full force and effect on the Closing Date.

            (f) Additional Documents. ALR shall have received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

      Section 6.02. Conditions Precedent to the Obligation of TOLIC to Close. The obligation of TOLIC to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions. TOLIC may waive in writing any or all of these conditions, in whole or in part, but no waiver of a condition will constitute a waiver by TOLIC of any other condition.

      (a) Representations and Covenants. The representations and warranties of ALR contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects as of such date or period. ALR shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by ALR on or prior to the Closing Date.

      (b) No Prohibition or Event of Force Majeure. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the Knowledge of any party, any pending or threatened action by any Governmental Authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby. An Event of Force Majeure shall not have occurred and be continuing.

      (c) Governmental and Regulatory Approvals. All required regulatory approvals shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to TOLIC. There shall not have been any action taken by any Governmental Authority prohibiting or making illegal the transactions contemplated hereby.

      (d) Resolutions and Certificates. TOLIC shall have received true and correct copies of resolutions authorizing the execution, delivery and performance of this Agreement and any Ancillary Agreement by ALR, certified by the Secretary or Assistant Secretary of ALR.

      (e) Other Agreements. Each of the Ancillary Agreements and instruments contemplated by this Agreement and the Ancillary Agreements shall have been duly executed and delivered by the appropriate party on the Closing Date, and such agreements and instruments shall be in full force and effect on the Closing Date.

      (f) Additional Documents. TOLIC shall have received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                                   ARTICLE VII
              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 7.01. Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained in this Agreement shall expire as of the date which is eighteen (18) months after the Closing Date, except that the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 4.01, 4.02, 4.03, 4.04 and 4.05 shall survive without limitation as to time. The covenants, undertakings, obligations and agreements contained in this Agreement and in any Ancillary Agreement shall survive without limitation as to time except as otherwise may be provided under the express terms of this Agreement and any Ancillary Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      Section 8.01. Indemnification.

      (a) ALR shall indemnify, defend and hold harmless TOLIC (and its Representatives and Affiliates) from and against all claims, losses, liabilities, damages, costs or expenses, penalties and legal and administrative expenses including, but not limited to punitive, exemplary, compensatory or consequential damages and plaintiff's litigation related costs and fees (collectively, "Losses," and individually a "Loss") suffered or incurred by TOLIC resulting from or arising out of or in connection with:

            (i) ALR's breach of any representation or warranty of ALR contained in this Agreement;

            (ii) ALR's breach of or failure to perform any covenant, undertaking or agreement of ALR in this Agreement;

            (iii) any failure by ALR to pay and discharge any of the Excluded Liabilities;

            (iv) any successful enforcement of the obligations contained in this
Section 8.01(a).

      (b) TOLIC shall indemnify, defend and hold harmless ALR (and its respective Representatives and Affiliates) from and against any and all Losses suffered or incurred by ALR resulting from or arising out of or in connection with:

            (i) TOLIC's breach of any representation or warranty of TOLIC contained in this Agreement;

            (ii) TOLIC's breach of or failure to perform any covenant, undertaking or agreement of TOLIC in this Agreement;

            (iii) any failure by TOLIC to directly pay and discharge any of the Assumed Liabilities or to assume and accept as its direct obligations any of the Assumed Policies; and

            (iv) any successful enforcement of the obligations contained in this
Section 8.01(b).

      Section 8.02. Procedures for Assertion of Claim.

      (a) Upon any Person entitled to be paid or indemnified under this Article VIII (the "Indemnified Person") becoming aware of a claim for a Loss, or a fact, condition or event which could reasonably be expected to give rise to a Loss, for which payment or indemnification is provided under this Article VIII, the Indemnified Person will give prompt written notice to the Person from whom indemnification would be owed under this Article VIII (the "Indemnifying Person") of any such Loss with respect to which such Indemnifying Person has a duty to indemnify under Section 8.01 (a "Claim"), specifying in reasonable detail the facts, conditions or events giving rise to the Claim, the sections of this Agreement to which the Claim relates, and, if practicable, the amount of such Claim. In any event, written notice of a Claim shall be given within thirty
(30) calendar days after such Indemnified Person has actual knowledge of the facts constituting the basis for the Claim, provided that the failure to provide such notice within such time period shall not relieve the Indemnifying Person of its obligations hereunder except to the extent such failure to provide timely notice prejudiced the Indemnifying Person or increased the amount of the Losses for which indemnification is owed under Section 8.01.

      (b) With respect to any Claim, the Indemnifying Person shall have thirty
(30) calendar days from receipt of written notice from the Indemnified Person of such Claim within which to respond in writing whether the Indemnifying Person accepts or rejects responsibility for the Claim. If the Indemnifying Person does not respond within such thirty (30) day period, the Indemnifying Person shall be deemed to have accepted such Claim. If the Indemnifying Person notifies the Indemnified Person within such thirty (30) day period that it rejects such Claim in whole or in part, the Indemnified Person shall be free to pursue such remedies as may be available to the Indemnified Person under Applicable Law subject to the requirement of Article XI that all disputes between the Indemnifying Person and the Indemnified Person shall be settled by arbitration.

      (c) If the Claim is brought or asserted by a third party, the Indemnifying Person will be entitled to participate in or take charge of the defense against such third party Claim; provided that the Indemnifying Person and their counsel shall proceed with diligence and in good faith with respect thereto. Notwithstanding the Indemnifying Person's election to assume the defense or investigation of such third party Claim, the Indemnified Person shall have the right to employ separate counsel and to participate in the defense or investigation of such Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person, except that the Indemnifying Person shall bear the expense of such separate counsel if (i) there are substantial defenses available to the Indemnified Person which are different from or additional to those available to the Indemnifying Person and cannot be effectively asserted on behalf of the Indemnified Person; (ii) the Indemnifying Person has rejected the Claim or shall not have employed counsel to assume the defense of such third party Claim within a reasonable time after notice of the assertion of such Claim or institution of any action or proceeding for such Claim; or (iii) the Indemnifying Person shall authorize the Indemnified Person in writing to employ separate counsel at the expense of the Indemnifying Person.

      (d) Neither the Indemnified Person nor the Indemnifying Person shall make any settlement of any Claim which would give rise to liability on the part of the Indemnifying Person under this Article VIII without the prior written consent of the other, which consent shall not be unreasonably conditioned, withheld or delayed, provided that an Indemnifying Person shall not be required to obtain from the Indemnified Person its consent to any settlement involving only financial obligations for which such Indemnified Person will be indemnified hereunder and which settlement includes as an unconditional term thereof a release of the Indemnified Person from all liability in respect of such Claim and any related litigation by the claimant or plaintiff. No Indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such Claim and any related litigation.

      (e) The Indemnifying Person shall be subrogated to any claims or rights of the Indemnified Person as against any other persons with respect to any amount paid by the Indemnifying Person under this Article VIII. The Indemnified Person shall cooperate at the Indemnifying Person's expense, in the assertion by the Indemnifying Person of any such claim against other persons.

      (f) Each party agrees to use its commercially reasonable efforts to mitigate Losses and not to cause or worsen any liability that would constitute a liability of the other party pursuant to any Claim of indemnification hereunder.

                                   ARTICLE IX
                                   ARBITRATION

      Section 9.01 Scope. Any dispute or other matter in question between TOLIC and ALR arising out of, or relating to, the formation, interpretation, performance, or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, whether arising before or after the Closing of this Agreement, and whether in contract, tort, under a statute or otherwise, shall be settled by arbitration

      Section 9.02 Good Faith Negotiation. TOLIC and ALR agree that, prior to resorting to arbitration, they will negotiate diligently and in good faith, in an effort to resolve any dispute. Once a party notifies the other of a dispute and invokes this paragraph, the Parties shall have thirty (30) calendar days (or such longer period as they may agree) within which to negotiate a resolution. At the end of thirty (30) calendar days, either party may initiate arbitration.

      Section 9.03 Initiation of Arbitration. To initiate arbitration, either TOLIC or ALR shall notify the other party in writing of its desire to arbitrate. The notice shall identify the claimant and the contract at issue, if applicable, and the nature of the claims and/or issues. Notice shall be sent pursuant to
Section 10.05 of this Agreement. The arbitration will be deemed to have been commenced on the date the notice of arbitration is received.

      Section 9.04 Arbitration Panel.

      (a) Number and qualification of arbitrators. There will be three arbitrators who will each have no less than ten years of industry experience and who are current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement or their Affiliates. The arbitrators shall not be under the control of any party to the arbitration, nor shall any member of the panel have a direct or indirect financial interest in the outcome of the dispute.

      (b) Selection of arbitrators. Within thirty (30) calendar days following the commencement of the arbitration proceedings, each party will provide the other with the identification of their appointed arbitrator, and provide a copy of the arbitrator's curriculum vitae. If either party refuses or neglects to appoint an arbitrator within thirty (30) calendar days, such appointment shall be made promptly by the American Arbitration Association, and either party may request such appointment be made. The parties' appointed arbitrators shall jointly appoint a third arbitrator to act as chairman (the "umpire"). Each party may consult, in confidence, with the arbitrator they appointed concerning the appointment of an umpire. If the two party-appointed arbitrators fail to reach agreement on an umpire within thirty (30) calendar days of their appointment, each party shall exchange, within seven (7) calendar days thereafter, three names of qualified individuals. Each party will select one name from the other's list and notify the other party and the American Arbitration Association as to its selection. The American Arbitration Association shall select the umpire from the two names selected.

      (c) Replacement. In the event any arbitrator fails, refuses, or becomes unable to act as such before an award has been rendered, a successor shall be selected in the same manner as the original arbitrator.

      Section 9.05 Procedural Requirements.

      (a) Submission of briefs. The claimant and respondent shall each submit initial briefs to the panel outlining the issues in dispute and the reasons for their respective positions within thirty (30) calendar days of the notice of the appointment of the umpire.

      (b) Hearing procedures. The arbitrators shall decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. Except as provided specifically in this Article, the arbitrators shall have the power to determine all procedural rules of the arbitration, including, but not limited to inspection of documents, examination of witnesses, and any other matter related to the conduct of the arbitration. Each party may examine the witnesses who testify at the arbitration hearing. Each party may compel existing employees of the opposing party to attend a deposition or attend the arbitration hearing. Each party shall have right to be represented by legal counsel. The arbitrators shall not be obligated to follow judicial formalities or the rules of evidence. To the extent permitted by law, the panel and the umpire shall have the authority to issue subpoenas (including subpoenas to third party witnesses) and other orders to enforce their decisions. Ex parte communications with party-appointed arbitrators shall be permitted until the arbitration hearing commences.

            (c) Confidentiality. The arbitrators shall recognize the attorney/client privilege and neither a party nor an arbitrator may disclose the existence, content, or result of any arbitration hereunder, except to the extent such disclosure may be required for review and enforcement by a court of competent jurisdiction, independent accounting audit, to support reinsurance or retrocessional recoveries, or is otherwise agreed to by the parties. Any third party receiving confidential information must agree to maintain confidentiality before disclosure will be permitted.

            (d) Location of hearing. The location of all proceedings shall be at the headquarters of the American Counsel of Life Insurers, unless the parties agree otherwise.

            Section 9.06 Arbitration Award.

            (a) Interim relief. The panel may issue orders for interim relief upon showing of good cause, including pre-award security.

            (b) Time of decision. Absent good cause for an extension as determined by the panel, the panel shall render the award within thirty (30) calendar days after the date of the closing of the hearing, or if an arbitration hearing has been waived or otherwise dispensed with, within thirty (30) calendar days after the date that the panel received all materials submitted by the parties for disposition.

            (c) Remedies. The panel is authorized to award any remedy or sanctions allowed by Applicable Law, including, but not limited to monetary damages, equitable relief, pre or post award interest, costs of arbitration, attorneys fees, and other final or interim relief. Arbitrators shall not be empowered to award punitive, treble, exemplary or consequential damages in excess of compensatory damages in a claim by one party to this Agreement against the other party, and each party irrevocably waives any damages in excess of compensatory damages; provided that such restriction and waiver shall not apply with respect to a Loss sustained by either party in connection with a third party claim.

            (d) The decision. The decision of the arbitrators will be made by majority rule, and shall be final and binding on both parties and shall be accompanied by written findings of fact and conclusions of law. There shall be no appeal from the decision, except that the parties retain all rights to challenge under the Federal Arbitration Act. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment.

            (e) Expenses. Except as otherwise provided in this Agreement or unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

            Section 10.01 Duty of Cooperation. Each party shall cooperate with the other party hereto in all reasonable respects, including after the Closing Date, in order to accomplish the objectives of this Agreement. TOLIC shall provide to ALR reasonable access to the Books and Records to the extent required by ALR in the administration of the Excluded Liabilities. In addition, TOLIC agrees to cooperate and assist ALR in (i) the investigation, defense or commencement of any litigation, arbitration, claim or similar proceeding related to the Excluded Liabilities, and (ii) the handling and administration of any Excluded Liabilities, to the extent reasonably requested by ALR, provided that such assistance does not interfere in any material respect with TOLIC's regular business operations and that ALR shall reimburse TOLIC for its internal and external expenses with respect to providing such assistance, but excluding any overhead allocation.

            Section 10.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives, whether by merger, consolidation or otherwise. Except as otherwise contemplated by this Agreement, this Agreement may not be assigned without the prior written consent of the other party hereto. Any attempted or purported assignment of this Agreement not in compliance with this Section 10.02 shall be invalid and void ab initio.

            Section 10.03 Amendment. No amendment or modification of this Agreement shall be of any force or effect unless in writing and signed by all the parties hereto.

            Section 10.04. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Iowa, without regard to principles of conflicts of laws.

            Section 10.05. Notices. Any and all notices or consents required or permitted hereunder shall be in writing and shall be delivered or sent by certified, registered or express mail, return receipt requested or by nationally recognized express delivery service. Such notice shall be deemed to have been duly given when so delivered or, if mailed, on the date shown on the receipt therefor, to the party entitled to receive the same at the address set forth below:

            If to ALR:

                  Annuity & Life Reassurance , Ltd.
                  Cumberland House
                  1 Victoria Street
                  Hamilton HM 11
                  Bermuda
                  Attention:  John Burke, CEO

            If to TOLIC:

                  Transamerica Occidental Life Insurance Company
                  c/o Transamerica Reinsurance
                  401 N. Tryon Street, Suite 900
                  Charlotte, NC 28202
                  Attention: Susan E. Mack, Senior Vice President & General Counsel

            Section 10.06. Broker Fees. Each party hereby represents and warrants that it has not taken any action that would impose on any other party hereto liability for payment of any broker, finder, or similar fee in connection with the origin, negotiation, execution, or performance of this Agreement.

            Section 10.07. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 10.08. Entire Agreement; Merger. This Agreement and the Ancillary Agreements constitute the entire understanding of the parties pertaining to the subject matter contained herein and therein and supersede all prior oral and written agreements, representations, and understandings of the parties.

            Section 10.09. Exhibits and Schedules. All exhibits and schedules are hereby incorporated by reference into this Agreement as if they were set forth at length in the text of this Agreement.

            Section 10.10. Headings. The captions and headings of the articles and sections of this Agreement are included for purposes of convenient reference only and shall not affect the construction or interpretation of this Agreement.

            Section 10.11. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.

            Section 10.12. No Third Party Beneficiaries. Nothing contained herein, express or implied, is intended to confer any rights or remedies on any persons other than the parties to this Agreement. In addition, except as otherwise expressly provided for in this Agreement, nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement.

            Section 10.13. Publicity. No release or announcement concerning this Agreement or the transactions contemplated hereby shall be made by ALR, TOLIC, or their respective agents or ostensible agents without advance written approval thereof by ALR and TOLIC, as the case may be, which approval shall not be unreasonably delayed or withheld. All parties hereto shall cooperate with each other in making any release or announcement.

            Section 10.14. Offset. Either party may recover any balance due under this Agreement against amounts owed thereto by the other party.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                              ANNUITY & LIFE

                              REASSURANCE, LTD.

                              By: /s/ John F. Burke
                                  ------------------------------
                                  Name: John F. Burke

                                  Title: Chief Executive Officer

                              TRANSAMERICA OCCIDENTAL

                              LIFE INSURANCE COMPANY

                              By: /s/ Patrick B. Kelleher
                                  ------------------------------
                                   Name: Patrick B. Kelleher

                                   Title: Senior Vice President

                              TRANSAMERICA OCCIDENTAL

                              LIFE INSURANCE COMPANY

                              By: /s/ Susan E. Mack
                                  ------------------------------
                                  Name: Susan E. Mack

                                  Title: Senior Vice President

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